EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
Tennessee Valley Financial Holdings, Inc.
Oak Ridge, Tennessee

As independent public accountants, we hereby consent to the use of our report, dated January 31, 2003, related to the consolidated balance sheets of Tennessee Valley Financial Holdings, Inc. and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of earnings, changes in stockholders' equity, cash flows and comprehensive income in the Form 10-KSB for the year ended December 31, 2002, for Tennessee Valley Financial Holdings, Inc.

                                          /s/ Pugh & Company, P.C.

                                          Pugh & Company, P.C.
                                          Certified Public Accountants
                                          Knoxville, Tennessee
March 26, 2003